Exhibit 10.12(f)

December 16, 2003

Thomas J. Moore

Re: Clarification of Severance Agreement

Dear Tom:

This letter hereby amends that certain severance agreement between you and Atlantic Coast Airlines Holdings, Inc. dated as of December 28, 2001 (the “Agreement”) in order to avoid any ambiguity as to the definition of the term “Company” as used in the Agreement. Accordingly, the Agreement is hereby amended to provide that “Company” shall have the following meaning in lieu of any definition otherwise set forth in the Agreement:

As used in the definition of Change in Control, Company shall mean Atlantic Coast Airlines Holdings, Inc., and as used elsewhere in the Agreement shall mean Atlantic Coast Airlines Holdings, Inc. and its subsidiaries, and shall also mean any successor to Atlantic Coast Airlines Holdings, Inc., including without limitation any corporation or other entity into which it is merged or which acquires all or substantially all of its outstanding common stock or assets.

Please confirm your acknowledgement and acceptance of this provision by signing, dating and returning a copy of this letter to the Company.

ATLANTIC COAST AIRLINES HOLDINGS, INC.

By:

Kerry B. Skeen, Chairman & CEO

Agreed and Accepted:

Employee

Thomas J. Moore

Dated: December , 2003